Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 333-240126) pertaining to the ESOP 2020 United States Sub-Plan (the “U.S. Sub-Plan”) and the Long-term Performance Based Incentive Program (the “Board LTIP 2020”) of Calliditas Therapeutics AB,

(2)

Registration Statement (Form S-8 333-272594) pertaining to the ESOP 2021 United States Sub-Plan, the ESOP 2022 United States Sub-Plan, the ESOP 2023 United States Sub-Plan Plan, the Board LTIP 2021, the Board LTIP 2022 and the Board LTIP 2023 of Calliditas Therapeutics AB, and

(3)	Registration Statement Form (F-3 333-265881) of Calliditas Therapeutics AB;

of our reports dated April 24, 2024, with respect to the consolidated financial statements of Calliditas Therapeutics AB and the effectiveness of internal control over financial reporting of Calliditas Therapeutics AB included in this Annual Report (Form 20-F) of Calliditas Therapeutics AB for the year ended December 31, 2023.

Ernst & Young AB

Stockholm, Sweden

April 24, 2024